UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2020

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 900 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
*	*	*

* Approach Resources Inc.’s common stock previously traded on the NASDAQ Global Select Market under the symbol “AREX”. On November 12, 2019, Approach Resources Inc.’s common stock began trading on the OTC Pink marketplace. Deregistration under Section 12(b) of the Act became effective on March 17, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 18, 2019, Approach Resources Inc. (“Approach,” the “Company,” the “Seller” or “we”) and all of its subsidiaries (the “Filing Subsidiaries and, together with Approach, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”), of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”), thereby commencing the Chapter 11 cases captioned In re Approach Resources Inc., et al., Case No. 19-36444 (Bankr. S.D. Tex.) (the “Chapter 11 Cases”).

As previously disclosed, on September 3, 2020, the Company and certain of the Filing Subsidiaries entered into an asset purchase agreement (the “APA”) with Zarvona III-A, L.P., a Delaware limited partnership (“Zarvona”) and an affiliate of Zarvona Energy LLC. Pursuant to the terms of the APA, the Company agreed to sell substantially all of the Debtors’ assets (the “Assets,” and such sale, the “Asset Sale”) to Zarvona for $115.5 million, subject to certain customary purchase price adjustments as set forth in the APA.

On September 14, 2020, the Court approved the Asset Sale in the Order Approving (A) The Sale of Substantially All of the Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; and (B) The Assumption and Assignment of Certain Contracts and Unexpired Leases [Dkt. No. 605] (the “Sale Order”). Following the entry of the Sale Order and the satisfaction of the closing conditions under the APA, on September 30, 2020, the Debtors completed the disposition of substantially all of their Assets to Zarvona in accordance with the terms of the APA. Upon the closing of the Asset Sale, all outstanding obligations under the Company’s Senior Secured Super Priority Debtor-In-Possession Credit Agreement (the “DIP Facility”) among the Company, as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and issuing bank, and the financial institutions or other entities from time to time parties thereto as lenders, were repaid from proceeds of the Asset Sale, all loan documents under the DIP Facility were terminated and all security interests and liens on the Debtors’ assets under the DIP Facility were released.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the APA, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 8, 2020 and which is referenced as Exhibit 2.1.

Information regarding the Chapter 11 Cases is available through the Company’s website under the Restructuring Information tab, which contains a link to the claims agent’s website, https://dm.epiq11.com/approachresources.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1*

Asset Purchase Agreement, between Approach Resources Inc. and Zarvona III-A, L.P., dated as of September 3, 2020 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed September 8, 2020, and incorporated herein by reference).

*Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Approach Resources Inc.

By:	/s/ Joshua E. Dazey
Joshua E. Dazey
Executive Vice President – Legal

Date:  October 1, 2020

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